SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       Form 8-K


                                    Current Report
                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



           Date of Report (date of earliest event reported):  July 10, 1997
                                                             --------------


                          UPPER PENINSULA ENERGY CORPORATION
                (Exact name of registrant as specified in its charter)


                Michigan                0-17427               38-2817909
            ---------------          --------------         ---------------
            (State or other            (Commission         (I.R.S. Employer
             jurisdiction             File Number)          Identification
           of Incorporation)                                     No.)



                  600 Lakeshore Drive, Houghton, Michigan 49931-5000
            --------------------------------------------------------------
                 (Address of principal executive offices)  (Zip Code)


          Registrant's telephone number, including area code (906) 487-5000
                                                             --------------

          ITEM 5.   OTHER EVENTS.
                    ------------


                    On July 10, 1997, Upper Peninsula Energy Corporation ("UPEN") and WPS Resources Corporation ("WPS") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will be merged into WPS, with WPS to be the surviving corporation (the "Merger"). As a result of the Merger, all of the subsidiaries of UPEN, including Upper Peninsula Power Company, will become subsidiaries of WPS.

                    The following is only a summary of certain terms of the Merger and the Merger Agreement, and such summary is qualified in its entirety by reference to the form of Merger Agreement which is filed herewith and incorporated herein by reference.

                    Under the terms of the Merger Agreement, which has been approved by the Boards of Directors of WPS and UPEN, each issued and outstanding share of Common Stock, without par value, of UPEN ("UPEN Common Stock"), will be converted into the right to receive nine tenths (0.9) of a share of common stock, par value $1.00 per share, of WPS. Cash will be paid in lieu of fractional shares. As of the close of business on July 10, 1997, there were approximately 2.95 million shares of UPEN Common Stock issued and outstanding.

                    The Merger has been structured to qualify as a tax free reorganization, and to be accounted for as a "pooling of interests." The consummation of the Merger is conditioned, among other things, upon the receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization and assurances from accountants that the Merger will qualify for "pooling of interests" accounting treatment.

                    Following the effective time of the Merger, the Board of Directors of WPS will be expanded from nine to ten members to include one director designated by UPEN.

                    The Merger is subject to approval by the holders of the UPEN Common Stock, the Securities and Exchange Commission and the Federal Energy Regulatory Commission. The Merger is also subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                    Based upon optimal times for the receipt of the required regulatory approvals, the Merger is currently anticipated to be consummated in 1998.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
                    ---------------------------------

               (c)  Exhibits

                    1.   Joint Press Release dated July 10, 1997 of WPS and
                         UPEN
                    2. Agreement and Plan of Merger dated as of July 10, 1997, between WPS Resources Corporation and Upper Peninsula Energy Corporation

                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   UPPER PENINSULA ENERGY CORPORATION


                                   /s/ Burton C. Arola
                                   -------------------------
                                   Burton C. Arola
                                   Vice President, Treasurer
                                        and Secretary


          Dated:  July 17, 1997

                                  EXHIBIT INDEX


        Exhibit                Description
        -------                -----------

           1                   Joint Press Release dated July 10, 1997
                               of WPS and UPEN

           2 Agreement and Plan of Merger dated as of July 10, 1997, between WPS Resources Corporation and Upper Peninsula Energy Corporation